                                                                       EXHIBIT 5


            [LETTERHEAD OF WINSTEAD SECHREST & MINICK APPEARS HERE]


                                 March 12, 1998

Board of Directors
Landry's Seafood Restaurants, Inc.
1400 Post Oak Boulevard
Suite 1010
Houston, Texas  77056

Gentlemen:

     You have requested our opinion as to the legality of the issuance of the 3,810,950 shares (the "Company Shares") of the Common Stock ($.01 par value) of Landry's Seafood Restaurants, Inc. (the "Company") which are the subject of Registration Statements on Form S-3, (the "Registration Statements") filed by the Company with the Securities and Exchange Commission ("SEC") pursuant to the Securities Act of 1993, as amended. You have also asked us to render an opinion concerning the 1,448,000 shares (the "Selling Stockholders' Shares") to be sold by certain Selling Stockholders (the "Selling Stockholders") pursuant to the Registration Statements (collectively, the Company Shares and the Selling Stockholders' Shares are herein called the "Shares"). You have also requested our opinion as to whether the Shares, either issued or to be issued are, or will be, fully-paid and non-assessable.

     We have examined the Certificate of Incorporation of the Company, as amended, the Bylaws and such other corporate records, documents and proceedings (including the Underwriting Agreement and the resolutions adopted by the Board of Directors of the Company in connection with the issuance, sale and delivery of the Shares) as we have deemed necessary for the purposes of this opinion.

     On the basis of the foregoing, it is our opinion that the 3,810,950
Company Shares to be issued and sold by the Company and the 1,448,000 Selling Stockholders' Shares which will be sold pursuant to the Registration Statements have been duly and validly authorized by all necessary corporate action of the Company and, insofar as the Company Shares, subject to payment therefor pursuant to the Underwriting Agreement relating to such Company Shares and insofar as the Selling Stockholders' Shares which have previously been issued, and the Selling Stockholders' Shares to be issued upon exercise of options and payment therefor pursuant to the Company's stock option plans in accordance with such stock option plans, each of such Shares are, or will be, duly and validly issued, fully-paid and non-assessable shares of Common Stock of the Company.

     We know that we are named in the Registration Statements and we hereby consent to the use of our name in the Registration Statements and to the filing of this opinion as Exhibit 5 to the Registration Statements.

                              Very truly yours,



                              Arthur S. Berner

ASB:blg
Enclosures